Exhibit 99(d)2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of Gulf Power Company for the quarter ended March 31, 2003, I, Ronnie R. Labrato, Vice President, Chief Financial Officer and Comptroller, hereby certify pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) such Quarterly Report on Form 10-Q of Gulf Power Company for the quarter ended March 31, 2003, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q of Gulf Power Company for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Gulf Power Company.


                                             /s/Ronnie R. Labrato
                                               Ronnie R. Labrato
                                    Vice President, Chief Financial Officer
                                                and Comptroller

Date:  May 13, 2003


A signed original of this written statement required by Section 906 has been provided to Gulf Power Company and will be retained by Gulf Power Company and furnished to the Securities and Exchange Commission or its staff upon request.